REIMBURSEMENT AGREEMENT


     This Reimbursement Agreement, dated as of the 1st day of September, 1998 (this "Agreement" or this "Reimbursement Agreement"), by and between DYNAMIC MATERIALS CORPORATION, a Delaware corporation (the "Borrower"), and KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

     WHEREAS, the Borrower has requested the Issuer (as hereinafter defined) to finance (i) the acquisition, construction and equipping of a new manufacturing facility in Mount Braddock, North Union Township, Pennsylvania (the improvements constituting such facility, the "Project", and the land on which the Project is to be constructed, the "Premises"), and (ii) other Project Costs (as hereinafter defined); and

     WHEREAS, the Issuer proposes to provide such financing by issuing its Fayette County Industrial Development Authority Multi-Mode Variable Rate Industrial Development Revenue Bonds, Series 1998 (Dynamic Materials Corporation Project) in the aggregate principal amount of Six Million Eight Hundred Fifty Thousand Dollars ($6,850,000) (the "Bonds"), under the terms and conditions more fully set forth in a Trust Indenture, dated as of September1, 1998, by and between the Issuer and Star Bank, N.A., as Trustee; and

     WHEREAS, to enhance the marketability of the Bonds, the Borrower has applied to the Bank for the issuance of a letter of credit (the "Letter of Credit") in favor of the Trustee in an amount not to exceed Six Million Nine Hundred Ninety-Seven Thousand One Hundred Thirty-Five Dollars ($6,997,135.00) to secure the payment of Bonds; and

     WHEREAS, it is the purpose of this Reimbursement Agreement to set forth the Bank's commitment to issue the Letter of Credit and the Borrower's agreement to reimburse the Bank for any and all payments made by the Bank pursuant to the Letter of Credit.

     NOW THEREFORE, in consideration of the mutual agreements made herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   SECTION ONE

                                   DEFINITIONS

     SECTION 1.1. TERMS DEFINED. As used in this Reimbursement Agreement, the following terms have the following respective meanings. Any accounting term used but not specifically defined herein shall be construed in accordance with GAAP. The definition of each agreement, document, and instrument set forth in this
Section 1.1 shall be deemed to mean and include such agreement, document, or instrument as amended, restated, or modified from time to time:

     "ACCOUNT" shall mean (a) any account as defined in the UCC, and (b) any right to payment for Goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned.

     "ACCOUNT RECEIVABLE" shall mean:

     (a) any account receivable, Account, Chattel Paper, Contract Right, General Intangible Document, or Instrument owned, acquired, or received by a Person,

     (b) any other indebtedness owed to or receivable owned, acquired, or received by a Person of whatever kind and however evidenced, and

     (c) any right, title, and interest in a Person's Goods which were sold, leased, or furnished by that Person and gave rise to either (a) or (b) above, or both of them. This includes, without limitation:

          (1) any rights of stoppage in transit of a Person's sold, leased, or furnished Goods,

          (2) any rights to reclaim a Person's sold, leased, or furnished Goods, and

          (3) any rights a Person has in such sold, leased, or furnished Goods that have been returned.

     "AFFILIATE" shall mean, with respect to a specified Person, any other
Person: (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person, (b) which beneficially owns or holds with power to vote five percent (5%) or more of any class of the voting stock of such Person, (c) five percent (5%) or more of the voting stock of which other Person is beneficially owned or held by such Person, or (d) who is an officer or director of such Person.

     "ASSIGNMENT" shall mean the Assignment of Leases, Rents and Profits, dated as of September 1, 1998, from the Borrower to the Bank.

     "ASSIGNMENT OF CONTRACTS" shall mean the Collateral Assignment of Agreements and Plans, dated as of September1, 1998, from the Borrower to the Bank.

     "ASSIGNMENT OF LICENSES" shall mean the Assignment of Licenses and Permits, dated as of September 1, 1998, from the Borrower to the Bank.

     "BANK OBLIGATION" shall mean an amount equal to the outstanding liability of the Bank from time to time under the Letter of Credit.

     "BANK'S INSPECTOR" shall mean any inspector independent of the Bank and designated by the Bank to periodically inspect the Project during construction.

     "BOND COUNSEL" shall mean Kutak Rock or any other nationally recognized Bond Counsel reasonably acceptable to Bank.

     "BOND DOCUMENTS" shall mean the Indenture, the Loan Agreement and any other document executed by the Borrower in connection with the issuance and sale of the Bonds (other than the Credit Documents).

     "BONDS" shall mean the Six Million Eight Hundred Fifty Thousand Dollars ($6,850,000) aggregate principal amount of Fayette County Industrial Development Authority Multi-Mode Variable Rate Industrial Development Revenue Bonds, Series 1998 (Dynamic Materials Corporation Project) issued by the Issuer pursuant to the Indenture.

     "BOND PLEDGE" shall mean the Bond Pledge Agreement, dated as of September 1, 1998, by and among the Borrower, the Trustee and the Bank.

     "BUSINESS CONDITION" shall mean the financial condition, business and assets of a Person.

     "BUSINESS DAY" shall mean any day of the year other than (i) a Saturday or Sunday, (ii) any day on which commercial banks located in New York City or the city or cities in which are located the corporate trust offices of the Trustee and the Tender Agent and the office of the Bank at which demands for payment under the Letter of Credit are to be presented are authorized by law to close, or (iii) any day on which the New York Stock Exchange is closed.

     "CHATTEL PAPER" shall mean "chattel paper" as defined in the UCC.

     "CLOSING DATE" shall mean September   , 1998, or such other date agreed
                                         --
upon by the Borrower, Issuer, and the Bank.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "COMMONLY CONTROLLED ENTITY" shall mean a Person, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

     "COMPLETION DATE" shall mean October 1, 2000.

     "CONSTRUCTION MANAGER" shall mean Fairchance Construction Company, Inc.

     "CONTRACT MANAGEMENT AGREEMENT" shall mean the construction management agreement between the Borrower and the Construction Manager.

     "CONTRACT RIGHT" shall mean (a) any contract right, and (b) any right to payment under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper.

     "CREDIT" shall have the meaning set forth in Section 8.1(b) hereof.

     "CREDIT DOCUMENTS" shall mean this Reimbursement Agreement, the Bond Pledge, the Mortgage, the Assignment, the Security Agreement, the Assignment of Contracts, the Assignment of Licenses, the Environmental Indemnity and any other document now or hereafter executed by the Issuer, the Borrower or any guarantor in favor of the Bank which affects the rights of the Bank in or to the Project, in whole or in part, or which secures or guarantees any sum due under any Credit Document.

     "CREDIT FACILITY AGREEMENTS" shall mean the Credit Facility and Security Agreement dated July 19, 1996 and the Credit Facility and Security Agreement dated March 18, 1998, both between the Borrower and the Bank.

     "DATE OF ISSUANCE" shall mean the date of issuance of the Letter of Credit.

     "DEFAULT RATE" means an interest rate equal to five percent (5%) above the Prime Rate.

     "DETERMINATION OF TAXABILITY" shall have the meaning assigned thereto in the Indenture.

     "DOCUMENT" shall mean (a) any document, (b) any document of title, including a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of Goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold, and dispose of the document and the Goods it covers, and (c) any receipt covering Goods stored under a statute requiring a bond against withdrawal or a license for the issuance of receipts in the nature of warehouse receipts even though issued by a Person who is the owner of the Goods and is not a warehouseman.

     "DRAWING BONDS" shall have the meaning assigned thereto in the Pledge Agreement

     "ELIGIBLE INVESTMENTS" shall have the meaning assigned thereto in the Indenture.

     "ENVIRONMENTAL INDEMNITY" shall mean the Environmental Indemnity Agreement, dated as of September1, 1998, between the Borrower and the Bank.

     "ENVIRONMENTAL LAW" shall mean any federal, state, or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability upon a Person in connection with the use, release or disposal of any hazardous toxic or dangerous substance, waste or material.

     "EQUIPMENT" shall mean "equipment " (as defined in the UCC) and fixtures (as defined in the UCC) including, without limitation, all machinery, equipment, furniture, furnishings, fixtures, and packaging production equipment, parts, material handling, supplies, and motor vehicles (titled or untitled) of every kind and description, now or hereafter owned by the Borrower.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, and all regulations thereunder.

     "EVENT OF DEFAULT" shall have the meaning assigned thereto in Section 7 hereof.

     "EXPIRATION DATE" shall mean September 22, 2001, subject to annual extension as provided in Section 2.5 herein.

     "FEDERAL FUNDS RATE" shall mean, during any period, a fluctuating interest rate per annum for each day during such period, that is the rate determined by Bank to be the opening rate per annum paid or payable by it on the date in question in its region market for federal funds purchased overnight from other banking institutions.

     "FEE CALCULATION AMOUNT" shall have the meaning set forth in Section
2.2(b).

     "FUNDS FROM OPERATIONS" shall mean the aggregate of the Borrower`s profit before taxes and extraordinary items plus depreciation, plus amortization, plus deferred income taxes.

     "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

     "GENERAL INTANGIBLE" shall mean (a) any "general intangible" (as defined in the UCC), and (b) any personal property (including things in action) other than Goods, Accounts, Contract Rights, Chattel Paper, Documents, Instruments, and money.

     "GOODS" shall mean (a) any "goods" (as defined in the UCC), and (b) all things which are movable on the Closing Date or which are fixtures but does not include money, Instruments, Documents, Accounts, Chattel Paper, General Intangibles, or Contract Rights.

     "INDEBTEDNESS" shall mean for any Person (i) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (ii) all obligations for the deferred purchase price of capital assets excluding trade payables, (iii) all obligations under conditional sales or other title retention agreements, and (iv) all lease obligations which have been or should be capitalized on the books of such Person.

     "INDENTURE" shall mean the Trust Indenture, dated as of September 1, 1998, between the Issuer and the Trustee.

     "INDENTURE DEFAULT" shall mean an Event of Default under and pursuant to the Indenture.

     "INSTRUMENTS" shall mean "instruments" (as defined in the UCC).

     "INTEREST COMMITMENT" shall have the meaning set forth in the Letter of Credit.

     "INTEREST COVERAGE REQUIREMENT" shall mean the amount equal to 98 days' accrued interest at the Maximum Rate on the outstanding principal amount of the Bonds to enable the Trustee to pay (i) the interest on the Bonds when due and
(ii) an amount equal to the interest
portion, if any, of the purchase price of any Bonds tendered for purchase by the holder thereof to the extent remarketing proceeds are not available for such purposes.

     "INTEREST DRAWING" shall have the meaning set forth in the Letter of Credit.

     "INTEREST PAYMENT DATE" shall have the meaning set forth in the Indenture.

     "ISSUER" shall mean the Fayette County Industrial Development Authority, a duly organized and validly existing public instrumentality of the Commonwealth of Pennsylvania and a public body corporate and politic.

     "LIEN" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property or asset.

     "LETTER OF CREDIT" shall mean the Letter of Credit to be issued by the Bank on the Closing Date pursuant to this Reimbursement Agreement, such Letter of Credit to be substantially in the form of Exhibit A hereto.

     "LETTER OF CREDIT COMMITMENT" shall have the meaning set forth in the Letter of Credit.

     "LOAN AGREEMENT" shall mean the Loan Agreement, dated as of September 1, 1998, by and between the Issuer and the Borrower, as said Loan Agreement may be amended or supplemented from time to time.

     "MATERIAL ADVERSE EFFECT" shall mean material adverse effect on (i) the ability of the Borrower and any Subsidiaries taken as a whole to fulfill their obligations under any of the Credit Documents or (ii) the Business Condition of the Borrower and any Subsidiaries taken as a whole.

     "MATERIAL AGREEMENTS" shall mean (a) any agreement to which the Borrower is a party which provides for the receipt or expenditure by the Borrower or any Subsidiary of more than $500,000.00 in any 12-month period other than sales orders in the ordinary course of business, and (b) any other agreement to which the Borrower is a party which is material to the business of the Borrower.

     "MAXIMUM RATE" shall mean a rate per annum of eight percent (8%).

     "MULTIEMPLOYER PLAN" shall mean a Plan described in ERISA which covers employees of the Borrower and employees of any other Person, which together would be treated as a single employer for purposes of ERISA.

     "MORTGAGE" shall mean the Open End Mortgage Deed and Security Agreement, dated as of September1, 1998, from the Borrower to the Bank.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to subtitle A of Title IV or ERISA.

     "PERMITTED ENCUMBRANCES" shall mean, with respect to the Pledged Collateral, as of any particular time, (a) Permitted Liens (b) the Credit Documents and any security interest or other Lien created thereby, and (c) any Permitted Encumbrances defined in any of the Credit Documents.

     "PERMITTED INVESTMENT" shall mean the Borrower's:

     (a)  investments existing on the Closing Date;

     (b) extensions of credit in the nature of Accounts Receivable, or notes receivable arising from the Borrower's sale or lease of goods or services in the ordinary course of business;

     (c) investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (d) investments (excluding debt obligations) received in connection with the bankruptcy or reorganization of the Borrower's customers or suppliers and in settlement of delinquent obligations of, and other disputes with, such customers or suppliers arising, form transactions in the ordinary course of business;

     (e) investments consisting of (i) compensation of Borrower employees, officers or directors so long as the Borrower's Board of Directors lawfully determines that such compensation is in the Borrower's best interest, (ii) travel advances, employee relocation loans and other employee loans and advances lawfully made in the ordinary course of business, and (iii) loans lawfully made to Borrower's employees, officers or directors relating to the purchase of equity securities of Borrower;

     (f)  investments in marketable U.S. Treasury and Agency obligations;

     (g) investments in certificates of deposit and bankers' acceptances issued or created by any domestic commercial bank;

     (h) investments in instruments issued or enhanced by a member bank of the Federal Reserve System;

     (i) investments in debt obligations issued by a corporation, or state or municipal entity rated Bb or better in accordance with a rating system employed by either Moody's Investor's Service, Inc. or Standard & Poor's Corporation; or

     (j)  investments of other types aggregating not in excess of $200,000.00.

     "PERMITTED LIENS" shall mean the following, subject to the limitation set forth in Section 6.19 hereof:

     (a)  Liens existing as of the Closing Date;

     (b) Liens for taxes or governmental assessments. charges, or levies the payment of which is not at the time required by any provision of this Agreement or any other Credit Document unless such Liens are not delinquent or are being contested in good faith by appropriate proceedings;

     (c) Liens that secure the Borrower's Indebtedness for the purchase price of any real or personal property and that only encumber the property purchased, improvements or accessions thereto, and proceeds thereof,

     (d)  Liens securing capital lease obligations;

     (e) Liens on Equipment leased by the Borrower pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens arising from UCC financing statements regarding leases permitted by this provision);

     (f) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of the Borrower;

     (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of Goods;

     (h) Liens imposed by law, such as Liens of landlords, carriers, warehousemen, mechanics, and materialmen arising in the ordinary course of business for sums not yet due or being contested by appropriate proceedings promptly initiated and diligently conducted, provided the Borrower has set aside proper amounts, determined in accordance with GAAP, for the payment of all such Liens;

     (i) Liens incurred or deposits made in the ordinary course of business in conjunction with worker's compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, and surety and appeal bonds, or to secure the performance and return of money bonds and other similar obligations, but excluding Indebtedness;

     (j) Liens in respect of judgments or awards with respect to which the Borrower shall, in good faith, be prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review shall have been obtained;

     (k)  Liens in favor of the Bank or any Affiliate Bank; and

     (l) Liens incurred in connection with the extension, renewal, refunding, refinancing, modification, amendment or restatement of Indebtedness secured by Liens of the type described in clauses (a), (c), (d) and
          (k) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase.

     "PERSON" shall mean any natural person, corporation (which shall be deemed to include business trust), association, partnership, political entity, or political subdivision thereof.

     "PLAN" shall mean any plan defined in Section 4021(a) of ERISA in respect of which Borrower or any Subsidiary of the Borrower is an "employer" or a "substantial employer" as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively.

     "PLANS AND SPECIFICATIONS" shall mean the plans and specifications, as amended, for the Project approved by the Bank.

     "PLEDGED COLLATERAL" shall mean the collateral in which the Borrower has given the Bank a lien or security interest pursuant to any of the Credit Documents.

     "PREMISES" shall mean the real property located in Mount Braddock, North Union Township, Pennsylvania made subject to, and more fully described in, the Mortgage.

     "PRIME RATE" shall mean that interest rate established from time to time by the Bank as the Bank's Prime Rate, whether or not such rate is publicly announced. The Prime Rate may not be the lowest rate charged by the Bank for commercial or other extensions of credit.

     "PROJECT FUND" shall have the meaning assigned thereto in the Indenture.

     "PRINCIPAL COMMITMENT" shall have the meaning set forth in the Letter of Credit.

     "PRINCIPAL DRAWING" shall have the meaning set forth in the Letter of Credit.

     "PROJECT" shall have the meaning set forth in the recitals hereof.

     "PURCHASER" shall mean the original purchaser or purchasers of the Bonds.

     "REMARKETING AGENT" shall mean Key Capital Markets, Inc., Cleveland, Ohio.

     "REMARKETING DRAWING" shall have the meaning set forth in the Letter of Credit.

     "REPORTABLE EVENT" shall have the meaning assigned to that term in Section 4043 of ERISA for which the requirement of 30 days' notice to the PBGC has not been waived by the PBGC.

     "SECURITY AGREEMENT" shall mean the Security Agreement, dated as of September 1, 1998, between the Borrower and the Bank.

     "SINGLE EMPLOYER PLAN" shall mean any Plan as defined in Section 4001(a)(15) of ERISA.

     "SUBORDINATED DEBT" shall mean Indebtedness of a Person which is subordinated, in a manner satisfactory to the Bank, to all Indebtedness owing to the Bank and to all other indebtedness which is pari passu therewith or senior thereto.

     "SUBSIDIARY" shall mean any Person of which more than fifty percent (50%) of (i) the voting stock entitling the holders thereof to elect a majority of the Board of Directors, managers, or trustees thereof, or (ii) the interest in the capital or profits of such Person, which at the time is owned or controlled, directly or indirectly, by the Borrower or one or more other Subsidiaries.

     "TANGIBLE NET WORTH" shall mean the total assets of a Person less such Person's (i) Total Indebtedness and (ii) aggregate amount of all intangible assets.

     "TITLE COMPANY" shall mean United General Title Insurance Company.

     "TITLE POLICY" shall mean an ALTA Loan Policy of Title Insurance issued by the Title Company to the Bank with respect to the Mortgage in accordance with the provision of Section 4.8 hereof.

     "TOTAL INDEBTEDNESS" shall mean the total of all items of Indebtedness or liability which in accordance with GAAP would be included in determining total liabilities on the liability side of the balance sheet as of the date of determination.

     "TRUSTEE" shall mean Star Bank, N.A. or any successor Trustee under the Indenture.

     "UCC" shall mean the Uniform Commercial Code in effect in the State of Colorado from time to time.

                                   SECTION TWO

                          ISSUANCE OF LETTER OF CREDIT

     SECTION 2.1. ISSUANCE OF LETTER OF CREDIT. Subject to the terms and conditions hereof, the Bank agrees to execute and deliver the Letter of Credit. The obligations of the Bank under the Letter of Credit shall be absolute and irrevocable and shall be performed strictly in accordance with the terms of the Letter of Credit and this Reimbursement Agreement.

     SECTION 2.2. FEES AND REIMBURSEMENT.

     (a)  The Borrower hereby agrees to pay to the Bank:

          i) Before 2:00 p.m., Seattle time, on the date of any Principal Drawing or Interest Drawing under the Letter of Credit, a sum equal to the amount so drawn under the Letter of Credit plus (a) interest accrued from the date of any such Principal Drawing or Interest Drawing on the amount so drawn under the Letter of Credit at the Default Rate pursuant to subsection (iv) of this Section2.2(a), plus (b) any and all charges and expenses which the Bank may pay or incur relative to such drawing under the Letter of Credit, plus (c) a fee in the amount of Two Hundred Dollars ($200.00) for that drawing under the Letter of Credit.

          ii) Upon a Remarketing Drawing under the Letter of Credit, provided there is then no uncured Event of Default, the Borrower shall have until the Expiration Date to reimburse the Bank for the amount of the Remarketing Drawing, subject to the right of the Bank to require redemption of the Bonds pursuant to Section7.2 hereof. Any amounts received by the Bank from the remarketing of Bonds purchased out of a Remarketing Drawing and registered to the Bank or, at the direction of the Bank, to the Borrower, shall be applied against the Borrower's obligation to reimburse the Bank for the amount of the Remarketing Drawing. The amount of any unreimbursed Remarketing Drawing shall bear interest from the date of the Remarketing Drawing at a rate per annum equal to the Federal Funds Rate plus one hundred fifty basis points (1.50%). Such interest shall be payable on each Interest Payment Date for so long as such Remarketing Drawing or any portion thereof is unreimbursed. The payments of interest hereunder shall be credited against the interest accrued on the Bonds pledged to the Bank under the Bond Pledge Agreement. Interest hereunder shall be calculated based on a 360 day year but calculated for the actual number of days elapsed.

          iii) Upon each transfer of the Letter of Credit in accordance with its terms and as a condition thereto, a sum in such amount as shall be necessary to cover the reasonable costs and expenses to the Bank incurred in connection with such transfer;

          iv) Interest at the Default Rate, payable on demand, on any and all amounts of any Principal Drawing, Interest Drawing and/or Remarketing Drawing not paid by the Borrower when due under any section of this Reimbursement Agreement from the date such amounts become due until payment in full;

          v)   For any payment of principal and/or interest not paid within ten
               (10) days after such payment is due, a late charge of an amount equal to the greater of five percent (5%) of the amount of the payment or $50.

          vi) On demand, reasonable costs, fees and expenses incurred by the Bank in connection with the issuance of the Letter of Credit or the preparation or execution of any documents or opinions related thereto;

          vii) On demand, any and all reasonable expenses incurred by the Bank in enforcing any of its rights under this Reimbursement Agreement, or any of the Credit Documents; and

          viii) On or prior to Closing Date, a one-time origination fee in the amount of three fourths of one percent (0.75%) of the original principal amount of the Bonds ($51,375).

     (b) The Borrower hereby agrees to pay to the Bank a commission (the "Letter of Credit Fee") equal to an amount calculated at the rate of one percent (1.00%) per annum (using a 360-day year but calculated on the number of actual days elapsed) of the maximum "Fee Calculation Amount" as hereinafter defined, available on each date of payment of the Letter of Credit Fee. The Letter of Credit Fee shall be payable in annual installments in advance on each anniversary of the Date of Issuance in each year until the Expiration Date of the Letter of Credit; provided, however, that upon the Date of Issuance of the Letter of Credit, the Borrower shall pay an installment of the Letter of Credit Fee for the period from the Date of Issuance to and including the day before the anniversary of the Date of Issuance in 1999. The "Fee Calculation Amount" shall be the sum of (i) the maximum amount then available to be drawn under the Letter of Credit with respect to the Principal Commitment plus, (ii) the maximum amount then available to be drawn under the Letter of Credit with respect to the Interest Commitment. If the Letter of Credit is terminated prior to the Expiration Date, the Letter of Credit Fee shall be refunded to the Borrower for any calendar quarter that the Letter of Credit will not be outstanding provided that the Borrower returns or causes the return of the Letter of Credit to the Bank prior to the start of such calendar quarter.

     (c) The Borrower shall pay to the Bank all reasonable legal, documentation, search and recording fees, and construction monitoring costs associated with closing and funding this transaction.

     (d) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authorities charged with the administration thereof shall impose, modify or deem applicable any reserve, special deposit or similar requirement which would impose on the Bank any reasonable additional costs (i) generally upon the issuance or maintenance of letters of credit by the Bank;
          (ii) specifically in respect of this Reimbursement Agreement or the Letter of Credit; or (iii) in respect of any capital adequacy requirement (including, without limitation, a requirement which affects the manner in which the Bank allocates capital resources to its commitments), and the result of such imposition of additional costs as described in clause (i), (ii), or (iii) above shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then (x) within thirty days of the Bank's obtaining knowledge of such change in law, regulations or interpretation thereof, the Bank shall so notify the Borrower, and (y) upon receipt of such notice from the Bank, accompanied by a certificate as to such increased cost, the Borrower shall pay as of the effective date of such change or interpretation all reasonable additional amounts which are necessary to compensate the Bank for such increased cost incurred by the Bank. The certificate of Bank as to such increased costs shall show the manner of calculation and shall be conclusive (absent manifest error) as to the amount thereof.

     (e)  The Borrower's obligations to make payments to the Bank under this
          Section 2.2 shall be deemed satisfied to the extent of payments made by the Trustee to the Bank from funds on deposit with and held by the Trustee pursuant to the Indenture.

     SECTION 2.3. BORROWER'S OBLIGATIONS UNCONDITIONAL. The payment obligations of the Borrower under this Reimbursement Agreement shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with the terms of this Reimbursement Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

     (a) Any lack of validity or enforceability of the Credit Documents, the Bond Documents or any other agreement or instrument relating thereto;

     (b) Any amendment or waiver of or any consent to departure from the terms of the Letter of Credit, the Credit Documents, the Bond Documents or any other agreement or instrument relating thereto;

     (c) The existence of any claim, setoff, defense or right which the Borrower may have at any time against any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Bank or any other person or entity, whether in connection with this Reimbursement Agreement, the transactions contemplated by the Credit Documents or the Bond Documents, or any unrelated transaction;

     (d) Any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

     (e) Payment by the Bank under the Letter of Credit against presentation of a request which on its face appears to be in accordance with the terms of the Letter of Credit; or

     (f) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.4. PAYMENTS. All payments by the Borrower hereunder to the Bank shall be made in lawful currency of the United States and in immediately available funds to the office of the Bank at International Division, 700 Fifth Avenue, Mailcode WA-31-10-5360, 53rd Floor, Seattle, Washington 98104.

     SECTION 2.5. LETTER OF CREDIT EXTENSION. The Bank may in writing, effective on September 1 of each year, commencing September1, 1999, extend the Expiration Date of the Letter of Credit for an additional one-year period; PROVIDED, however, that such extension shall be, in each instance, made in the sole discretion of the Bank and the Bank may at any time, upon written notice delivered to Borrower and Trustee, elect not to extend the Expiration Date. The Bank shall notify Borrower and Trustee of its decision of whether the Expiration Date shall be extended no later than thirty (30) days prior to September 1 of each year, provided that the failure of Bank to deliver such notice, or to deliver any notice, shall not mean that Bank has elected to extend the Expiration Date. If the Bank extends the Expiration Date, it shall do so in the form of an amendment to the Letter of Credit, which it shall promptly deliver to Trustee.

                                  SECTION THREE

                         REPRESENTATIONS AND WARRANTIES

     The Borrower expressly represents and warrants that:

     SECTION 3.1. INCORPORATION AND LEGAL AUTHORITY. Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property and to carry on its business as now being conducted, to enter into the Credit Documents and the other agreements referred to herein and transactions contemplated thereby, and to carry out the provisions and conditions of the Credit Documents. Borrower is duly qualified to do business and is in good standing in the Commonwealth of Pennsylvania and in every jurisdiction where the failure to so qualify would have a material adverse effect on the business of Borrower.

     SECTION 3.2. DUE EXECUTION AND DELIVERY. Borrower has full corporate power, authority and legal right to incur the obligations provided for in, and to execute and deliver and to perform and observe the terms and provisions of, the Credit Documents, and each of them has been duly executed and delivered by the Borrower by all required action, and the Borrower has obtained all requisite consents to the transactions contemplated thereby under any instrument to which it is a party, and the Credit Documents constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

     SECTION 3.3. NO BREACH OF OTHER INSTRUMENTS. Neither the execution and delivery of the Credit Documents, nor the compliance by Borrower with the terms and conditions of the Credit Documents, nor the consummation of the transactions contemplated thereby, will conflict with or result in a breach of Borrower's Certificate of Incorporation or By-Laws, each as amended, or any of the terms, conditions or provisions of any agreement or instrument or any other restriction or law, regulation, rule or order of any governmental body or agency to which Borrower is now a party or is subject, or imposition of a lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to the terms of any such agreement or instrument.

     SECTION 3.4. GOVERNMENT AUTHORIZATION. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Borrower of the transactions contemplated by the Credit Documents.

     SECTION 3.5. PLEDGED COLLATERAL. Borrower has good title to the Pledged Collateral, free and clear of all liens, pledges, mortgages, security interests, charges, claims and other encumbrances, except Permitted Encumbrances. The Mortgage, the Security Agreement, the Assignment and/or the Bond Pledge create a valid and prior lien or security interest in favor of the Bank in the Pledged Collateral, subject to no other liens or encumbrances arising by, through or under the Borrower or any other person, except for Permitted Encumbrances.

     SECTION 3.6. ABSENCE OF DEFAULTS, ETC. Borrower is not (i) in material default under any indenture or contract or agreement to which it is a party or by which it is bound; (ii) in violation of its Certificate of Incorporation or By-Laws, each as amended to date; (iii) in default with respect to any order, writ, injunction or decree of any court; or (iv) in default under any order or license of any federal or state governmental department, which default or violation in any of the aforesaid cases results in a Material Adverse Effect. There exists no condition, event or act which constitutes, or after notice or lapse of time or both would constitute, an Event of Default.

     SECTION 3.7. INDEBTEDNESS OF BORROWER. The Borrower does not have outstanding on the date hereof any Indebtedness for borrowed money, except for such Indebtedness reflected on the financial statements referred to in Section
3.9 hereof and except in connection with the Bonds.

     SECTION 3.8. SUBSIDIARIES. Borrower has no subsidiaries.

     SECTION 3.9. FINANCIAL STATEMENTS. All financial statements of Borrower furnished to the Bank on or prior to the date hereof are correct and complete in all material respects and fairly present the financial position of Borrower at the dates thereof and the results of Borrower's operations for the periods covered thereby, and such financial statements, including any notes and comments contained therein, have been prepared in accordance with GAAP on a consistent basis throughout the periods involved.

     SECTION 3.10. NO ADVERSE CHANGE. Subsequent to the date of the financial statements referred to in Section 3.9 hereof, the Borrower has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, and there has not been any increase in the aggregate amount of Indebtedness of the Borrower (except in connection with the issuance of the Bonds), and there has not occurred any Material Adverse Effect.

     SECTION 3.11. TAXES. Borrower has filed all tax returns which are to be filed and has paid, or has made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received by them. The Borrower knows of no deficiency assessment or proposed deficiency assessment of taxes against Borrower, except as may be otherwise disclosed in writing to the Bank prior to the date hereof.

     SECTION 3.12. ERISA. No Reportable Event or Prohibited Transaction (as defined in Section 4975 of the Code) has occurred and is continuing with respect to any Plan and Borrower has not incurred any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA.

     SECTION 3.13. LITIGATION. Except as otherwise disclosed in writing to the Bank prior to the date hereof, there are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened against Borrower or its property in any court, or before or by any federal, state or municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, which could result in any adverse change in the business, property or assets, or in the condition, financial or otherwise, of Borrower, except for actions, suits or proceedings of a character normally incident to the kind of business conducted by Borrower, none of which, either individually or in the aggregate, if adversely determined, would materially impair Borrower's right or ability to carry on its business substantially as now conducted or materially adversely affect the financial position or operations of the Borrower.

     SECTION 3.14. OWNERSHIP OF PROPERTY. Borrower has good and marketable fee title to, or valid leasehold interests in its real properties in accordance with the laws of the jurisdiction where located, and good and marketable title to substantially all its other property and assets, subject, however, in the case of real property, to title defects and restrictions which do not materially interfere with the operations conducted thereon by Borrower. Except for liens in favor of the Bank, the real property and all other property and assets of the Borrower are free from any liens or encumbrances securing Indebtedness and from any other liens, encumbrances, charges or security interests of any kind other than Permitted Encumbrances. Each lease to which Borrower is a party is in full force and effect, no material default on the part of any party thereto exists, and, as to each of such leases to which Borrower is party as lessee, Borrower enjoys peaceful and undisturbed possession of the property affected thereby.

     SECTION 3.15. NO BURDENSOME RESTRICTIONS. Borrower is not a party to any instrument or agreement or subject to any charter or other corporate restriction which would to a material extent adversely affect the business, property, assets, operations or condition, financial or otherwise, of Borrower.

     SECTION 3.16. ENVIRONMENTAL MATTERS. Borrower is in compliance with all Environmental Laws and all applicable federal, state and local health and safety laws, regulations, ordinances or rules, except to the extent that any non-compliance will not, in the aggregate, have a materially adverse effect on Borrower or the ability of Borrower to fulfill its obligations under this Agreement.

     SECTION 3.17. UTILITIES. All utility services necessary for the construction of the Project and the operation of the Premises and the use and operation thereof for its intended purposes are available to the Premises in sufficient capacities, including water supply, storm sewer facilities, sanitary sewer facilities, and electric, gas and telephone facilities.

     SECTION 3.18. CONTRACT MANAGEMENT AGREEMENT. The copy of the Contract Management Agreement previously provided to the Bank is a true, correct and complete copy of the Contract Management Agreement; which is currently in full force and effect.

                                  SECTION FOUR

                               CLOSING CONDITIONS

     The obligation of the Bank to issue the Letter of Credit on the Closing Date shall be subject to the following conditions precedent:

     SECTION 4.1. EXECUTION AND DELIVERY OF THE CREDIT DOCUMENTS AND THE BOND DOCUMENTS. The Borrower shall have delivered to the Bank fully executed copies of each of the Credit Documents, and the Issuer, the Trustee and the Borrower shall have duly authorized, executed and delivered the Bond Documents, transcript of proceedings, authorizing resolutions and incumbency certificates.

     SECTION 4.2. DELIVERY OF DOCUMENTS RELATING TO THE PLEDGED COLLATERAL. The Borrower shall have duly and validly executed and delivered the Mortgage, Security Agreement, Assignment, the Assignment of Contracts, the Assignment of Licenses, the Environmental Indemnity, Bond Pledge and UCC financing statements; the Mortgage, the Assignment and the UCC financing statements shall have been duly filed in favor of the Bank. In addition, the Borrower shall have delivered to the Bank:

     (a) Certificates of insurance and evidence of payment of premiums therefor with respect to the insurance required by the Bank with respect to the Premises as set forth in Section 6.2 below, including but not limited to, general liability insurance and hazard insurance, and flood insurance if applicable; and

     (b) Evidence satisfactory to the Bank that the Project, when completed, and the Premises, and the proposed and actual use thereof, will comply with all applicable laws, statutes, codes, ordinances, rules and regulations, including, but not limited to, zoning and Environmental Laws, of all governmental authorities having jurisdiction over the same, and that there is no action or proceeding pending (or any time for an appeal of any decision rendered) before any court, quasi-judicial body or administrative agency at the Date of Issuance relating to the validity of this Reimbursement Agreement on the transactions contemplated hereby or the proposed or actual use or operation of the Premises.

     SECTION 4.3. ISSUANCE AND SALE OF THE BONDS. The Bonds shall have been duly issued and sold to the Purchaser pursuant to the Bond Documents.

     SECTION 4.4. REPRESENTATIONS AND WARRANTIES TRUE AS OF CLOSING AND NO EVENT OF DEFAULT. The representations and warranties contained in this Reimbursement Agreement and the other Credit Documents shall be true in all material respects on the Closing Date with the same effect as though made on and as of that date and no condition, event or act shall have occurred which constitutes an Event of Default or, with notice or lapse of time, or both, would constitute an Event of Default.

     SECTION 4.5. OPINION OF BORROWER'S COUNSEL. The Bank shall have received from Davis, Graham & Stubbs LLP, counsel for the Borrower, or special local counsel for the Borrower acceptable to the Bank, a closing opinion or opinions with respect to (i) the matters described in Sections 3.1 and 3.2 of this Reimbursement Agreement; (ii) the matters described in Sections 3.3, 3.4, 3.6 and 3.13 of this Reimbursement Agreement, to the best of such counsel's knowledge and belief after inquiry; and (iii) such other matters incident to the transactions contemplated hereby as the Bank may reasonably request.

     SECTION 4.6. OPINION OF OTHER COUNSEL. The Bank shall have received from Bond Counsel an opinion with respect to the tax-exempt status of the Bonds, and from counsel acceptable to the Bank, an opinion with respect to the absence of any securities registration requirements with respect to the Bonds or the Letter of Credit under the Securities Act of 1933, as amended.

     SECTION 4.7. PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the execution and delivery of this Reimbursement Agreement and the other Credit Documents shall be satisfactory to the Bank, and the Bank shall have received copies of such certificates, documents and papers as reasonably requested in connection therewith, all in form and substance satisfactory to the Bank.

     SECTION 4.8 ADDITIONAL DELIVERIES. Borrower shall have delivered to the
Bank:

     (a) Evidence that the Premises are not located in a special flood hazard area as identified by HUD;

     (b) Certificates of insurance and evidence of payment of premiums therefor with respect to the insurance required by the Bank with respect to the Premises as set forth in Section 6.2 below, including, but not limited to, general liability insurance and hazard insurance, and flood insurance if applicable;

     (c) A current certified survey of the Premises prepared by a registered surveyor satisfactory to the Bank, and containing on the face thereof the completed certificate of the surveyor in the form of the surveyor's certificate required by the Bank, dated not more than ninety (90) days prior to the Date of Issuance, and in compliance with the Minimum Standard Detail Requirements for ALTA/ASCM Class A land title surveys, as adopted by the American Land Title Association and American Congress on Surveying and Mapping in 1992;

     (d) A current Phase I environmental audit of the Premises satisfactory to the Bank in its sole discretion prepared by an environmental consultant satisfactory to the Bank;

     (e) A Commitment to issue an ALTA Loan Policy of Title Insurance issued by the Title Borrower in the amount of the Letter of Credit (i) insuring that the Mortgage, as of the time of its filing for record, is a first and best lien upon the Premises, and that the title to the Premises is free, clear and unencumbered, subject only to the Permitted Encumbrances; (ii) insuring the priority of the Mortgage over mechanics or materialmen's liens; (iii) obligating the Title Company to affirmatively insure that access to Premises is by a dedicated and accepted public right-of-way; and (iv) including such endorsements and affirmative insurance as may be required by the Bank, including, but not limited to, the so-called "Pending Disbursement Endorsement" and "Revolving Credit Endorsement"; and

     (f) Evidence satisfactory to the Bank that the Project, when completed, and the Premises, and the proposed and actual use thereof, will comply with all applicable laws, statutes, codes, ordinances, rules and regulations, including, but not limited to, zoning and Environmental Laws, of all governmental authorities having jurisdiction over the same, and that there is no action or proceeding pending (or any time for an appeal of any decision rendered) before any court, quasi-judicial body or administrative agency at the Date of Issuance relating to the validity of this Reimbursement Agreement on the transactions contemplated hereby or the proposed or actual use or operation of the Premises.

                                  SECTION FIVE

                         DISBURSEMENTS FROM PROJECT FUND

     Borrower shall not request or receive any disbursement of funds from the Project Fund unless the Bank shall have approved such disbursement in writing to the Trustee, and the following conditions shall be true with respect to each such disbursement:

     SECTION 5.1. BANK'S INSPECTOR'S CERTIFICATE. Upon completion of the Project the Bank's Inspector shall inspect the property to verify that the construction of the Project has been performed. The Bank shall have received a certificate from the Bank's Inspector certifying in the Bank Inspector's reasonable determination (i) that the construction of the Project has been performed substantially in accordance with the Plans and Specifications; and (ii) that the quality of construction of the Project theretofore completed is in accordance with generally accepted standards in the construction industry for the cost of the construction of the Project. In addition, the Bank shall have the right at any time upon request to inspect equipment purchased with Bond Proceeds. It is understood and agreed that the Bank shall not be liable for any reason as a result of such inspections, the parties hereby agreeing that the inspections are solely for the benefit of the Bank.

     SECTION 5.2. NO LIENS. The Bank shall have received evidence satisfactory to the Bank that since the last preceding disbursement from the Project Fund there has been no change in the state of title to the Premises other than Permitted Encumbrances.

     SECTION 5.3. REQUEST FOR APPROVAL OF DISBURSEMENT. Not later than ten (10) business days before the date on which the Borrower desires a disbursement from the Project Fund, the Borrower shall submit to the Bank (i) a written Request for Disbursement from the Project Fund in the form attached to the Loan Agreement together with all attachments thereto; (ii) a revised Project Budget showing the balance of each category of Project costs; and (iii) a requisition using AIA Form G702 and/or G703 if the draw is used for construction or such other form as the Bank may request, accompanied by a cost breakdown, the accuracy of which shall be verified by the Bank's Inspector.

     SECTION 5.4. TIMING. The Borrower will submit draw requests not more often than once a month. Each disbursement for construction costs (construction costs do not include equipment other than fixtures, purchase costs of the Premises and costs related to the issuance of the Bonds) shall not be more than 95% of the value of construction work-in-place, and the balance will be paid upon completion based on requirements set forth below. Retainage will be held on a subcontract by subcontract basis and released in connection with a particular subcontract upon the expiration of the time for filing of any mechanic's lien with respect to such subcontract, provided all work thereunder has been completed to the satisfaction of the Bank and its inspector and a mechanic's lien waiver has been received from the subcontractor for all their work done on the property. There are no retainage requirements for "soft costs" on the construction of the Project. "Soft costs" are defined as expenses which have no mechanic's lien rights on the subject security (this does not include any contingency line item under the Contract Management Agreement or any construction contract or subcontract).

     SECTION 5.5. SUPPORTING DOCUMENTATION. For draws involving any hard costs of construction, the Borrower shall furnish the Bank with an affidavit of the Borrower or Construction Manager identifying all subcontractors and materialmen who have performed work or furnished materials in connection with the Project, together with lien waivers from all contractors, subcontractors and materialmen who have provided notices of furnishing or who have performed work or furnished materials in connection with the Project, current through the end of the period covered by the Borrower's most recent request, and such other evidence or affidavits reasonably required by the Bank at the time of each request to ensure that all bills then due and payable for labor and materials used in constructing the Project and all bills due and payable to all contractors, subcontractors, materialmen and their respective subcontractors, laborers, and material suppliers have been paid in full, except those bills to be paid with the proceeds of such disbursement, and except for retainages.

     SECTION 5.6. MATERIAL DAMAGE. Notwithstanding any provision of this Reimbursement Agreement to the contrary, if the Premises shall have suffered any material damage or destruction prior to any disbursement from the Project Fund, such damaged or destroyed portion shall be restored or replaced or proceeds from an insurance policy shall be available and adequate provision for rebuilding and/or repair of the Premises shall be made in a manner acceptable to the Bank without cost to the Bank prior to the approval by the Bank of any further disbursement from the Project Fund. However, proceeds in the Project Fund shall be disbursed and used only for the purpose of financing the Project shall not be used to finance repairs to or restoration of the Premises.

     SECTION 5.7. OTHER DISBURSEMENT APPROVAL CONDITIONS. The Bank shall not be obligated to approve any disbursement from the Project Fund if, at the time of a proposed disbursement, (i) an Event of Default or an event which, with the passage of time or service of notice, or both, would be an Event of Default under any of the Credit Documents has occurred, or (ii) any representation or warranty made by the Borrower in any of the Credit Documents proves to be untrue in any material respect.

     SECTION 5.8. PERMITS. The Borrower shall have delivered to the Bank building, zoning, and other required permits covering construction of the Project together with evidence satisfactory to the Bank that all approvals required with respect to the Premises from third parties or any governmental or quasi-governmental authorities have been obtained or, in the case of approvals relating to the operation of the Project which cannot be obtained until completion of construction, evidence satisfactory to the Bank that such approvals are obtainable. Such evidence shall include copies of all letters of grant or approval of all zoning changes and other site plan approvals and subdivision approvals, all variances of zoning regulations affecting the height, bulk, location or configuration of the Project and the Premises (or satisfactory opinion of counsel that the same are not required), and all approvals or variances relating to parking or loading areas (both on-street and off-street) and all appurtenant easements required by governmental authorities with respect to the Premises.

     SECTION 5.9. UTILITIES. The Borrower shall have delivered to the Bank evidence satisfactory to the Bank that (i) the Premises has available to it adequate water, gas and electrical supply, storm and sanitary sewage facilities, other required public utilities, and means of access between the Premises and public highways; and (ii) that all such facilities comply with all applicable laws, rules and regulations, and all necessary easements to provide such utility service to the Premises have been obtained.

     SECTION 5.10. BORROWER'S AFFIDAVIT. The Borrower shall have delivered to the Bank the affidavit of Borrower's affirming (among other things) as of the date of each draw, (i) that all invoiced costs that as of the date prior to such draw were due and payable for labor and material for the construction and equipping of all improvements comprising any part of the Project furnished to the date of Borrower's affidavit have been paid in full (in accordance with Section 5.5 above), and (ii) that no bankruptcy or other insolvency proceedings have been instituted by or against the Borrower.

     SECTION 5.11. APPRAISAL. Notwithstanding any provisions in this Section5 to the contrary, following the first disbursement on the Closing Date, no subsequent disbursements for construction costs shall be made from the Project Fund until the Bank receives an appraisal of the Premises and improvements thereon or to be constructed thereon prepared by an appraiser satisfactory to the Bank, meeting the requirements of applicable federal regulations for real estate secured loans (FIRREA) and establishing the market value of the Premises and the improvements on an "as completed" basis to be such that the amount of the Letter of Credit Commitment allocable to real property is not greater than 75% of such market value. The foregoing restriction shall not apply to disbursements for equipment other than fixtures, purchase costs for the Premises and costs related to the issuance of the Bonds.

     In the event that the market value of the Premises and the improvements does not meet the 75% loan to value requirement in the preceding paragraph, the Bank, subject to applicable federal regulations for real estate secured loans (FIRREA), will substitute other collateral from the Borrower to cover the shortfall in value so as to achieve the 75% loan to value requirement.

                                   SECTION SIX

                                    COVENANTS

     The Borrower covenants and agrees that, except as otherwise waived by the Bank in writing, from the date of this Reimbursement Agreement and until the obligations of the Borrower to the Bank hereunder are satisfied in full, it will comply with the following provisions:


     SECTION 6.1 ACCOUNTING: FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will maintain a system of accounting, established and administered in accordance with GAAP consistently followed throughout the periods involved, and will set aside on its books for each fiscal month the proper amounts or accruals for depreciation, obsolescence, amortization, bad debts, current and deferred taxes, prepaid expenses, and for other purposes as shall be required by GAAP. The Borrower will deliver to the Bank:

     (a) As soon as practicable after the end of each calendar month in each year and in any event within fifteen (15) days thereafter, a consolidated and consolidating balance sheet of the Borrower and each of its Subsidiaries as of the end of such month, and statements of income, changes in financial position, and shareholders' equity of the Borrower for such month, certified as complete and correct by the principal financial officer of the Borrower, subject to changes resulting from year-end adjustments,

     (b) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, a consolidated and consolidating balance sheet of the Borrower and each of its Subsidiaries as of the end of such year, and statements of income, changes in financial position, and shareholders' equity of the Borrower for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report and an unqualified opinion of independent certified public accountants of recognized standing, selected by the Borrower and satisfactory to the Bank, which report and opinion shall be prepared in accordance with generally accepted auditing standards, together with a certificate by such accountants (i) briefly setting forth the scope of their examination (which shall include a review of the relevant provisions of this Agreement and stating that in their judgment such examination is sufficient to enable them to give the certificate, and (ii) stating whether their examination has disclosed the existence of any condition or event which constitutes an Event of Default under this Agreement, and, if their examination has disclosed such a condition or event, specifying the nature and period of existence thereof;

     (c) As soon as practicable, and in any event within fifteen (15) days of the end of each calendar month in each year, a certificate by the Borrower indicating the Total Indebtedness to Tangible Net Worth ratio as of the end of such calendar month; and

     (d) With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Bank.

     SECTION 6.2 INSURANCE; MAINTENANCE OF PROPERTIES. The Borrower will maintain with financially sound and reputable insurers, insurance with coverage and limits as may be required by law or as may be reasonably required by the Bank. The Borrower will, upon request from time to time, furnish to the Bank a schedule of all insurance carried by it, setting forth in detail the amount and type of such insurance. The Borrower will maintain in good working order, and condition, all properties used or useful in the business of the Borrower.

     SECTION 6.3 EXISTENCE; BUSINESS. The Borrower will cause to be done all things necessary to preserve and keep in full force and effect its existence and rights, to conduct its business in a prudent manner, to maintain in full force and effect, and renew from time to time, its franchises, permits, licenses, patents, and trademarks that are necessary to operate its business. The Borrower will comply in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction; provided, however, the Borrower shall not be required to comply with any law or regulation which it is contesting in good faith by appropriate proceedings as long as either the effect of such law or regulation is stayed pending the resolution of such proceedings or the effect of not complying with such law or regulation is not to materially jeopardize any franchise, license. permit patent, or trademark necessary to conduct the Borrower's business.

     SECTION 6.4 PAYMENT OF TAXES. The Borrower will pay all material taxes, assessments, and other governmental charges levied upon any of its properties or assets or in respect of its franchises, business, income, or profits before the same become delinquent, except that no such taxes, assessments, or other charges need be paid if contested by the Borrower in good faith and by appropriate proceedings promptly initiated and diligently conducted and if the Borrower has set aside proper amounts, determined in accordance with GAAP, for the payment of all such taxes, changes, and assessments.

     SECTION 6.5 LITIGATION; ADVERSE CHANGES. The Borrower will promptly notify the Bank in writing of (a) any future event which, if it had existed on the Closing Date, would have required qualification of any of the representations and warranties set forth in this Agreement or any of the other Credit Documents, and (b) any Material Adverse Effect.

     SECTION 6.6 NOTICE OF DEFAULT. The Borrower will promptly notify the Bank of any Event of Default hereunder and any demands made upon the Borrower by any Person for the acceleration and immediate payment of any Indebtedness owed to such Person.

     SECTION 6.7 INSPECTION. The Borrower will make available for inspection by duly authorized representatives of the Bank, or its designated agent, the Borrower's books, records, and properties when reasonably requested to do so, and will furnish the Bank such information regarding its business affairs and financial condition within a reasonable time after written request therefor.

     SECTION 6.8 ENVIRONMENTAL MATTERS. The Borrower and each of its
Subsidiaries:

     (a)  Shall comply with all Environmental Laws, and

     (b) Shall deliver promptly to Bank (i) copies of any documents received from the United States Environmental Protection Agency or any state, county or municipal environmental or health agency, and (ii) copies of any documents submitted by Borrower or any of its Subsidiaries to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations.

     SECTION 6.9 SALE OF ASSETS. The Borrower will not, directly or indirectly sell, lease, transfer, or otherwise dispose of any plant or any manufacturing facility or other assets in excess of $1,000,000, except for (i) assets sold for full and adequate consideration which the Board of Directors or senior management of the Borrower has determined to be worn out, obsolete, or no longer needed or useful in its business, and (ii) assets sold in the ordinary course of business, provided that the Borrower receives full and adequate consideration in exchange for such assets sold.

     SECTION 6.10 LIENS. The Borrower will not, directly or indirectly, create, incur, assume, or permit to exist any Lien with respect to any property or asset of the Borrower now owned or hereafter acquired other than Permitted Liens.

     SECTION 6.11 INDEBTEDNESS. The Borrower will not, directly or indirectly, create, incur, or assume Indebtedness, or otherwise become liable with respect to, any Indebtedness other than:

     (a) Indebtedness now or hereafter payable, directly or indirectly, by the Borrower to the Bank or any Affiliate Bank;

     (b)  Subordinated Debt of the Borrower;

     (c) To the extent permitted by this Agreement, Indebtedness for the lease or purchase price of any real or personal property, which is secured only by a Permitted Lien.

     (d) Unsecured Indebtedness and deferred liabilities incurred in the ordinary course of business;

     (e) Indebtedness for taxes, assessments, governmental charges, liens, or similar claims to the extent not yet due and payable;

     (f) Indebtedness of the Borrower existing as of the Closing Date that has been expressly disclosed in writing to the Bank;

     (g) Other Indebtedness of the Borrower not exceeding $200,000.00 in the aggregate outstanding at any time: and

     (h) Extensions, renewals, refundings, refinancings, modifications, amendments and restatements of any of the items listed in items (b) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Borrower.

     SECTION 6.12 INVESTMENTS; LOANS. Except for Permitted Investments, the Borrower will not, directly or indirectly, (a) purchase or otherwise acquire or own any stock or other securities of any other Person, or (b) make or permit to be outstanding any loan or advance (other than trade advances in the ordinary course of business) or enter into any arrangement to provide funds or credit, to any other Person.

     SECTION 6.13 GUARANTIES. The Borrower will not guarantee, directly or indirectly, or otherwise become surety (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to, or otherwise invest in, any Person, or enter into any working capital maintenance or similar agreement) in respect of any obligation or Indebtedness of any other Person, except guaranties by endorsement of negotiable instruments for deposit, collection, or similar transactions in the ordinary course of business.

     SECTION 6.14 MERGERS: CONSOLIDATION. The Borrower will not merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, or sell all or substantially all of its assets, except that the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; PROVIDED, HOWEVER, that (i) the Borrower shall be the corporation which survives such merger or results from such consolidation; (ii) immediately after the consummation of the transaction, and after giving effect thereto, the Borrower would be permitted by the provisions of this Section6 to incur additional Indebtedness; and (iii) before and immediately after the consummation of the transaction, and after giving effect thereto, no Event of Default, or event which with notice or lapse of time or both would become an Event of Default, exists or would exist.

     SECTION 6.15 CURRENT RATIO. The Borrower will not permit the ratio by which its Current Assets exceeds its Current Liabilities, calculated at the same point in time, to be at any time less than 2.00 to 1.00.

     SECTION 6.16 FUNDS FROM OPERATIONS TO TOTAL INDEBTEDNESS. The Borrower will not permit the ratio of Funds from Operations to Total Indebtedness, calculated annually upon the

Bank's receipt of the financial statements provided by the Borrower under Section3.9 of this Agreement, to be less than twenty five percent (25.00%)

     SECTION 6.17 SUBORDINATED DEBT. The Borrower will not make any payment upon any outstanding Subordinated Debt, except in such manner and amounts as may be expressly authorized in any subordination agreement presently or hereafter held by the Bank.

     SECTION 6.18 RATIO OF TOTAL INDEBTEDNESS TO TANGIBLE NET WORTH. The Borrower will not permit the ratio of its Total Indebtedness to the sum of its Tangible Net Worth, calculated at the same point in time, to be at any time more than 1.99 to 1.00.

     SECTION 6.19 CAPITAL EXPENDITURES. The Borrower will not make Capital Expenditures in an aggregate amount in excess of $1,000,000 in any fiscal year without thirty (30) days' prior written notification to the Bank.
Notwithstanding the foregoing, the Capital Expenditure limitation set forth herein shall not include expenditures financed by the Bonds.

     SECTION 6.20 SENIOR MANAGEMENT. The Borrower will not replace the President or Chief Executive Officer of the Borrower without sixty (60) days prior written notice to Bank and will not accept the resignation of the President or Chief Executive Officer of the Borrower without providing written notice to Bank, which notice will be given to Bank as soon as reasonably possible after the Borrower has knowledge of the same, but in no event more than three (3) days following the date that the Borrower obtains such knowledge.

     SECTION 6.21 COMPLIANCE WITH ERISA. With respect to the Borrower and any Commonly Controlled Entity, the Borrower will not permit the occurrence of any of the following events to the extent that any such events would result in a Material Adverse Effect on the Borrower, (a) withdraw from or cease to have an obligation to contribute to, any Multiemployer Plan, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan, (c) except for any deficiency caused by a waiver of the minimum funding requirement under Section 412 of the Code, incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code) of the Borrower or any Commonly Controlled Entity, whether or not waived, involving any Single Employer Plan, (d) incur or suffer to exist any Reportable Event or the appointment of a trustee or institution of proceedings for appointment of a trustee for any Single Employer Plan if, in the case of a Reportable Event, such event continues unremedied for ten (10) days after notice of such Reportable Event pursuant to Sections 4043(a), (c) or (d) of ERISA is given, if in the reasonable opinion of the Bank any of the foregoing is likely to result in a Material Adverse Effect, (e) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability of the Borrower or any Commonly Controlled Entity to PBGC by reason of termination of any such Plan or (f) cause or permit any Plan maintained by the Borrower and/or any Commonly Controlled Entity to be out of compliance with ERISA.

     SECTION 6.22. CHANGES TO PLANS AND SPECIFICATIONS, CONTRACT MANAGEMENT AGREEMENT. The Borrower will not make or permit to be made (a) any material change in the Plans and Specifications, (b) any changes in excess of 10% in any line item of the Project budget (unless there is a corresponding inverse change in another line item in the budget), (c) any material change in the terms and conditions of the Contract Management Agreement, or (d) any change in the identity of the Contract Manager.

     SECTION 6.23. CONSTRUCTION OF PROJECT. The Borrower will cause the construction of the Project to be carried forward with diligence and continuity and to be completed by the Completion Date or a reasonable period thereafter, and in accordance with the Plans and Specifications and all applicable zoning, building and other laws, statutes, codes, ordinances, rules and regulations.

     SECTION 6.24. ADDITIONAL FUNDS. The Borrower will, at any time or times upon request of the Bank, deposit with the Bank such additional funds as are reasonably determined by the Bank or the Bank's Inspector to be necessary (in excess of the proceeds of the Bonds) to pay for substantial completion of the Project and all costs and expenses related thereto.

     SECTION 6.25. EVIDENCE OF PAYMENT OF COSTS. The Borrower will furnish to the Bank copies of all affidavits, lien waivers, releases or other evidence reasonably requested by the Bank from time to time to establish that all bills for labor and materials performed or furnished in connection with the Project, and all bills of the Construction Manager, contractors, and its subcontractors and material suppliers have been paid in full.

     SECTION 6.26. ENTRY; CORRECTION OF DEFECTIVE WORK. The Borrower will allow the Bank, through the Bank's Inspector, and the Bank's officers, agents or employees, at all reasonable times during business hours, (a) the right of entry and free access to the Premises to inspect all work done, labor performed and materials furnished in furtherance of the Project and (b) to require to be replaced or otherwise corrected any materials or work which fails to substantially comply with the Plans and Specifications.

     SECTION 6.27. COMPLIANCE WITH CONTRACT MANAGEMENT AGREEMENT AND CONSTRUCTION CONTRACTS. The Borrower shall comply in all material respects with its obligations under the Contract Management Agreement and all construction contracts.

     SECTION 6.28. TITLE. The Borrower will keep the title to the Premises free and clear of all liens, encumbrances, easements, restrictions and claims, except for Permitted Encumbrances.

     SECTION 6.29. PAYMENT SCHEDULE OF BONDS. The Borrower shall cause the original principal amount of the Bonds to be repaid not later than the scheduled payments described in Exhibit B attached hereto and made a part hereof.

                                  SECTION SEVEN

                                EVENTS OF DEFAULT

     SECTION 7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

     (a) If Borrower fails to make or cause to be made any payment to the Bank required to be made pursuant to the terms of the Credit Documents; or

     (b) If any representation or warranty made herein by Borrower or any officer thereof in the Credit Documents or in any other written statement, certificate, report, or financial statement at any time furnished by or for Borrower in connection with any of the Credit Documents, proves to be incorrect in any material respect when made; or

     (c) If Borrower fails to perform or observe any other provision, covenant, or agreement contained in this Reimbursement Agreement or in any other of the Credit Documents, and such failure remains unremedied for thirty (30) calendar days after the Bank shall have given written notice thereof to Borrower; or

     (d) If the Borrower (a) fails to pay any Indebtedness or any other sums of money when due and payable under either of the Credit Facility Agreements owing by the Borrower and such failure continues for forty-eight (48) hours, whether at maturity, by acceleration, or otherwise, or (b) fails to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument (other than this Reimbursement Agreement) evidencing, securing, or relating to either of the Credit Facility Agreements, and such failure remains unremedied for thirty (30) calendar days after the Bank shall have given written notice thereof to the Borrower, or is otherwise in default thereunder; or

     (e) If Borrower (i) fails to pay any Indebtedness for borrowed money (other than Indebtedness arising under this Reimbursement Agreement or either of the Credit Facility Agreements) owing by Borrower when due, whether at maturity, by acceleration, or otherwise; or (ii) fails to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument (other than this Reimbursement Agreement or either of the Credit Facility Agreements) evidencing, securing or relating to such Indebtedness when required to be performed, or is otherwise in default thereunder, if the effect of such failure is to accelerate, or to permit the holder(s) of such Indebtedness or the trustee(s) under any such agreement or instrument to accelerate, the maturity of such Indebtedness, unless waived by such holder(s) or trustee(s); or

     (f) If Borrower discontinues business except as otherwise permitted under this Reimbursement Agreement; or

     (g)  An Indenture Default shall have occurred under the Indenture; or

     (h) A Determination of Taxability shall have been made under the Indenture; or

     (i) If Borrower (i) is adjudicated a debtor or insolvent, or ceases, is unable, or admits in writing its inability, to pay its debts as they mature, or makes an assignment for the benefit of creditors; (ii) applies for, or consents to, the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property, or any such receiver, trustee, or similar officer is appointed without the application or consent of the Borrower; (iii) institutes, or consents to the institution of, by petition, application, or otherwise, any bankruptcy reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceeding relating to it under the laws of any jurisdiction; (iv) has any such proceeding described in clause
          (iii) instituted against it and such proceeding remains thereafter undismissed for a period of thirty (30) days; or (v) has any judgment, writ, warrant of attachment or execution or similar process issued or levied against a substantial part of its property and such judgment, writ, or similar process is not released, vacated, or fully bonded within thirty (30) days after its issue or levy.

     SECTION 7.2. NO WAIVER; REMEDIES. If an Event of Default occurs, the Bank may exercise any and all remedies, legal or equitable, to collect the amounts due from the Borrower, pursuant to this Reimbursement Agreement, and in its sole discretion, may notify the Trustee that an Event of Default has occurred and may instruct the Trustee to redeem the Bonds. Upon receipt by the Trustee of such instructions from the Bank, the Bonds shall be redeemed pursuant to the Indenture. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.

                                  SECTION EIGHT

             TRANSFER, REDUCTION OR TERMINATION OF LETTER OF CREDIT

     SECTION 8.1. TRANSFER OF LETTER OF CREDIT; REDUCTION OR TERMINATION OF LETTER OF CREDIT COMMITMENT AND RELATED MATTERS.

     (a) The Letter of Credit may be transferred in accordance with the provisions set forth therein.

     (b) If the Borrower shall be entitled to a credit against the principal amount of the Bonds prior to maturity (the "Credit") pursuant to an optional redemption of a portion of the Bonds or to the purchase of Bonds in the open market and cancellation of such Bonds in accordance with the provisions of the Indenture or the Loan Agreement, and such amounts have been paid by or on behalf of the Borrower other than by the Bank, the Borrower shall have the right at any time thereafter to reduce permanently, without penalty or premium, the Letter of Credit Commitment in the manner set forth below. The Letter of Credit Commitment will be reduced by an amount equal to the sum of the following corresponding reductions in the Principal Commitment, and the Interest Commitment: (a) the Principal Commitment will be reduced by an amount equal to the amount of such Credit; and (b) the Interest Commitment will be reduced by an amount equal to 98 days' accrued interest at the Maximum Rate on the amount of such Credit. The aforementioned reduction will occur not less than three Business Days' after written notice to the Bank, accompanied by the written certificate of the Trustee stating that the Borrower is entitled to such Credit and designating the amount of such Credit and the date upon which such Credit shall become effective (which shall be a Business Day).

     (c) If the Letter of Credit Commitment shall be reduced pursuant to paragraph (b) hereof, then the Bank shall amend the Letter of Credit to reflect such reduction of the Letter of Credit Commitment as of the effective date of such Credit and deliver such amendment to the Trustee.

     (d) The obligation of the Bank to honor Interest Drawings under the Letter of Credit, up to the amount of the Interest Commitment (as same may have been reduced pursuant to subsection (b) of this Section 8.1) will be automatically reinstated to the Interest Coverage Requirement on the date of each Interest Drawing.

     (e) The Bank shall reinstate amounts drawn under the Letter of Credit pursuant to a Remarketing Drawing, as to the Principal Commitment and the Interest Commitment, to the extent that money is received by the Bank (other than draws under the Letter of Credit) from the Tender Agent described in the Indenture, which proceeds were held by the Tender Agent for the sole purpose of reimbursing the Bank for all or a portion of the amounts drawn pertaining to said Remarketing Drawing, or upon the Trustee's certification that the Trustee or the Tender Agent is holding for the benefit of the Bank Drawing Bonds, together with an amount of money, the aggregate amount of which is equal to or greater than the principal portion of the Remarketing Drawing.

     The Letter of Credit shall terminate automatically on the earliest of (i) the payment by the Bank to the Trustee of the final drawing available to be made under the Letter of Credit; (ii) receipt by the Bank of the Letter of Credit and a certificate signed by an officer of the Trustee and an authorized representative of Borrower stating that no Bonds remain outstanding;
(iii) receipt by the Bank of the Letter of Credit and a certificate signed by an officer of the Trustee and an authorized representative of Borrower substantially in the form of Schedule 7 to the Letter of Credit stating that "an Alternate Letter of Credit (as defined in the Indenture) in substitution for the Letter of Credit has been accepted by the Trustee and is in effect"; or (iv) the stated Expiration Date. Notwithstanding the foregoing, the Expiration Date may be extended annually at the Bank's option as set forth in Section 2.5 hereof.

                                  SECTION NINE

                                  MISCELLANEOUS

     SECTION 9.1. LIABILITY OF THE BANK. Between the Borrower and the Bank, the Borrower assumes all risks of the acts or omissions of the Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit or its proceeds. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or its proceeds or for any acts or omissions of the Trustee and any transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, inaccuracy of any of the statements or representations contained therein or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) good faith payment by the Bank against presentation of documents which do not strictly comply with the terms of the Letter of Credit, including any failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent, but only to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (i) the Bank's willful misconduct or gross negligence in honoring a draft under the Letter of Credit, or (ii) the Bank's willful failure to pay under the Letter of Credit after presentation to it by the Trustee (or a successor trustee under the Indenture to whom the Letter of Credit has been transferred in accordance with its terms) of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, and may assume the genuineness and rightfulness of any signature thereon, without responsibility for further investigation, regardless of any notice or information to the contrary unless actually received by the Bank; provided, that if the Bank shall receive written notification from both the Trustee and the Borrower that documents conforming to the terms of the Letter of Credit to be presented to the Bank are not to be honored, the Bank agrees that it will not honor such documents and the Borrower shall indemnify and hold the Bank harmless from such failure to honor.

     SECTION 9.2. RIGHT TO SET-OFF. Upon the occurrence of any Event of Default hereunder the Bank is hereby irrevocably authorized at any time and from time to time without notice to the Borrower, any such notice being expressly waived by the Borrower, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by the Bank to or for the credit or the account of the Borrower, or any part thereof in such amounts as the Bank may elect, against and on account of the obligations and liabilities of the Borrower to Bank hereunder and claims of every nature and description of the Bank against the Borrower, whether arising hereunder or otherwise, as the Bank may elect, whether or not the Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Bank agrees to notify in writing the Borrower promptly of any such set-off and the application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this subsection are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

     SECTION 9.3. ADDITIONAL COLLATERAL. As additional security for this Reimbursement Agreement, the Borrower agrees that in the event that Trustee shall, after the occurrence of a continuing Event of Default hereunder and acceleration of the indebtedness evidenced hereby, draw upon the Letter of Credit to pay all Bonds, the Bank shall be and become the assignee of all rights and interests of the Issuer and the Trustee, all as provided more fully in the Indenture. The Borrower does hereby consent to such Assignment, and does agree to execute any and all such documents, instruments and certificates in connection therewith as the Bank shall deem appropriate.

     SECTION 9.4. OPTIONAL REDEMPTION. If the Borrower elects to exercise its option to direct redemption of the Bonds by a prepayment, Borrower shall give Bank three (3) days' prior written notice of such intent. Prior to notifying the Trustee of its election to redeem the Bonds, the Borrower shall deliver moneys (in good and collected funds) in an amount equal to the amount necessary to effect the redemption to the Bank and the Bank shall then inform the Trustee that those moneys are on deposit and that the Trustee may draw on the Letter of Credit to effect that redemption of the Bonds.

     SECTION 9.5. PLEDGE OF BONDS. Drawing Bonds which are not remarketed shall be held by the Trustee, as agent for the Bank, as security for the obligations of the Borrower under the Bond Pledge. The Borrower hereby grants a lien on such Drawing Bonds while they are so held by the Trustee.

     SECTION 9.6. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered, or mailed first-class postage prepaid, or receipt by fax, independently confirmed by other than the sender's machine:

     (a)  if to the Bank, at:

                  KeyBank National Association
                  International Division
                  700 Fifth Avenue, 53rd Floor
                  Mailstop: WA 31-01-5360
                  Seattle, WA 98104
                  Fax Number: 206-684-6238

                  and a copy to:

                  Scot T. Wetzel, Vice President
                  Corporate Banking & Finance Group
                  KeyBank National Association
                  600 S. Cherry Street, Suite 1000
                  Denver, CO 80246
                  Fax Number:  303-355-6267

or at such other address as may have been furnished for such purpose to the Borrower by the Bank in writing; or

     (b)  if to the Borrower, at:

                  Dynamic Materials Corporation
                  551 Aspen Ridge Drive
                  Lafayette, CO 80026
                  Attention: Chief Financial Officer

         with a copy to:

                  Jacqueline L. Studer, Esq.
                  Davis, Graham & Stubbs LLP
                  4410 Arapahoe Avenue, Suite 200
                  Boulder, Colorado 80303
                  FAX 303-544-5997

or at such other address as may have been furnished for such purpose to the Bank by the Borrower in writing.

     SECTION 9.7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties contained in the Credit Documents shall survive the execution and delivery of this Reimbursement Agreement, any investigation at any time made by or on behalf of the Bank and the issuance and acceptance of the Letter of Credit. All statements contained in any certificates or other instruments delivered by or on behalf of the Borrower pursuant hereto shall constitute representations and warranties by the Borrower under this Reimbursement Agreement.

     SECTION 9.8. PAYMENTS ON HOLIDAYS. Whenever any payment to be made pursuant to this Reimbursement Agreement shall be stated to be due on a public holiday in the State of Washington or Colorado, Saturday or Sunday, such payment may be made on the next succeeding business day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

     SECTION 9.9. COMPUTATION OF INTEREST. All computations of interest hereunder shall be made on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months.

     SECTION 9.10. ENTIRE AGREEMENT. The Credit Documents and the Letter of Credit embody the entire agreement and understanding between the Bank and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof, provided, however, that in the event of any inconsistency between the Credit Documents and the Commitment Letter, the Credit Documents shall control.

     SECTION 9.11. PARTIES IN INTEREST. All the terms and provisions of this Reimbursement Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     SECTION 9.12. PARTICIPATIONS. The Bank reserves the right to sell participations in its obligations evidenced by the Letter of Credit, provided, however, that Borrower shall continue to deal solely with Bank in such event, it being understood and agreed that Borrower shall have no responsibility to such participants.

     SECTION 9.13. EXPENSES. Borrower agrees, regardless of whether or not the Bonds are eventually issued and sold and regardless of whether or not the transactions contemplated hereby shall be consummated, to pay all reasonable expenses actually incurred by the Bank incident to such transactions in the preparation of documentation relating thereto, including all fees and disbursements of the counsel to the Bank, for services to the Bank. Borrower further agrees to pay all like expenses incurred by the Bank in connection with any amendments of or waivers or consents requested by Borrower under or with respect to the Credit Documents or the enforcement from time to time by the Bank of its rights under and pursuant to the Credit Documents.

     SECTION 9.14. COUNTERPARTS. This Reimbursement Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Reimbursement Agreement by signing any such counterpart.

     SECTION 9.15. GOVERNING LAW. This Reimbursement Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of Colorado.

     SECTION 9.16. JURY TRIAL WAIVER. THE BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BANK' AND THE BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT. DOCUMENT OR AGREEMENT BETWEEN THE BANK AND THE BORROWER.

     IN WITNESS WHEREOF, the undersigned have caused this Reimbursement Agreement to be executed as of the date first above written.


                                            DYNAMIC MATERIALS CORPORATION


                                            By:
                                               ---------------------------------
                                            Title:  President

                                            KEYBANK NATIONAL ASSOCIATION



                                            By:
                                               ---------------------------------
                                            Title:  Vice President

                                   EXHIBIT "A"

                          KEYBANK NATIONAL ASSOCIATION
                             International Division
                          700 Fifth Avenue, 53rd Floor
                             Mailstop: WA 31-01-5360
                                Seattle, WA 98104


                                                        Date: September 17, 1998

IRREVOCABLE TRANSFERABLE DIRECT PAY LETTER OF CREDIT NO. WSL890906


Beneficiary:                             Applicant:

Star Bank, N.A., Trustee                 Dynamic Materials Corporation
Corporate Trust Department               551 Aspen Ridge Drive
425 Walnut Street, ML 5125               Lafayette, Colorado 80026
Cincinnati, Ohio 45202-1118



                                         AMOUNT:  USD $6,997,135.00

                                         EXPIRATION DATE:  September 22, 2001

Dear Sirs:

     You, as Trustee under the Trust Indenture, dated as of September 1, 1998 (the "Indenture"), between you and the Fayette County Industrial Development Authority (the "Issuer"), pursuant to which Six Million Eight Hundred Fifty Thousand Dollars ($6,850,000.00) in aggregate principal amount of Fayette County Industrial Development Authority Multi-Mode Variable Rate Industrial Development Revenue Bonds, Series 1998 (Dynamic Materials Corporation Project) (the "Bonds") are being issued by the Issuer, are hereby irrevocably authorized to draw on KeyBank National Association pursuant to this Irrevocable Transferable Direct Pay Letter of Credit, for the account of Dynamic Materials Corporation, a Delaware corporation (the "Borrower"), available by one or more of your drafts at sight, upon the terms and conditions hereinafter set forth, an amount (subject to reinstatement as hereinafter set forth) not exceeding Six Million Nine Hundred Ninety-Seven Thousand One Hundred Thirty-Five Dollars ($6,997,135.00) (the "Letter of Credit Commitment") of which (a) an amount not exceeding Six Million Eight Hundred Fifty Thousand Dollars ($6,850,000.00) (the "Principal Commitment") may be drawn (i) to pay the principal amount of the Bonds as and when the same become due at maturity or by acceleration or by redemption or (ii) the portion of the purchase price equal to the principal amount of any Bonds tendered for purchase by the Holders thereof, to the extent remarketing proceeds are not available for such purpose; and (b) an amount not exceeding One Hundred Forty-Seven Thousand One Hundred Thirty-Five Dollars ($147,135.00)

(the "Interest Commitment") may be drawn with respect to the payment of up to 98 days' interest at a rate per annum of eight percent (8%) (using a 365-day divisor, 366 in a leap year) (the "Maximum Rate") to pay (i) interest on the Bonds when due or (ii) up to 98 days' interest at a rate per annum equal to the Maximum Rate for interest accrued, if any, on Bonds tendered for purchase by the Holders thereof, to the extent remarketing proceeds are not available for such purpose, in each instance effective immediately and expiring at the close of business on September 22, 2001 (the "Expiration Date").

     Funds under this Letter of Credit are available to you against your executed sight draft(s) drawn on us, stating on their face: "Drawn under KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906" and accompanied by: (A) if the drawing is being made with respect to the payment of principal on the Bonds, whether due at maturity, upon mandatory or optional redemption or upon acceleration (a "Principal Drawing"), a certificate signed by you in the form of Schedule 1 attached hereto appropriately completed; (B) if the drawing is being made with respect to a payment of interest on the Bonds when due (an "Interest Drawing"), a certificate signed by you in the form of Schedule 2 hereto appropriately completed; and (c) if a drawing is being made to pay the principal amount of and accrued interest on any Bonds tendered for purchase by the Holders thereof, to the extent remarketing proceeds are not available for such purpose (a "Remarketing Drawing"), a certificate signed by you in the form of Schedule3 hereto appropriately completed. Presentation of such draft(s) and certificate(s) shall be made at KeyBank National Association, International Division, 700 Fifth Avenue, 53rd Floor, Mailcode WA-31-10-5360, Seattle, WA 98104, Phone: (206) 689-5989, FAX No.: (206) 684-6238, Attention: Sharlene Sauders (or such other person as we may from time to time specify), or at any other office of ours which may be designated by us by written notice delivered to you. We hereby agree that all drafts drawn under and in compliance with the terms of this Letter of Credit and presented before 11:00 a.m. (New York City time) on a Business Day will be duly honored by us within one Business Day after delivery of the draft(s) and certificate(s); provided, however, if a drawing is presented to pay the purchase price of Bonds which have not been remarketed by the Remarketing Agent and if conforming drawing documentation is presented at or prior to 11:00 a.m. (New York City time) on a Business Day, payments shall be made to you on such Business Day. If requested by you, payment under this Letter of Credit may be made by wire transfer of federal funds to your account at the Federal Reserve Bank of San Francisco, or by deposit of immediately available funds into a designated account that you maintain with us. As used herein, "Business Day" shall mean any day of the year other than (i) a Saturday or Sunday, (ii) a day on which commercial banks located in Seattle, Washington, or the city or cities in which are located the corporate trust offices of the Trustee and the Tender Agent, and our office at which demands for payment under this Letter of Credit are to be presented are authorized by law to close, or
(iii) any day on which the New York Stock Exchange is closed.

     Drawings hereunder shall not exceed the Letter of Credit Commitment, as the Letter of Credit Commitment may be reduced or reinstated pursuant hereto, and, except as hereinafter provided, each drawing honored by us shall pro tanto reduce the amount available under this Letter of Credit.

     We will reinstate amounts drawn hereunder pursuant to a Remarketing Drawing hereunder, as to the Principal Commitment and the Interest Commitment, to the extent that money is received by us (other than from drawings under this Letter of Credit) from the Tender Agent described in the Indenture, which proceeds were held by the Tender Agent for the sole purpose of reimbursing us for all or a portion of the amounts drawn pertaining to said Remarketing Drawing, or upon the Trustee's certification that the Trustee or the Tender Agent is holding for our benefit Bonds together with an amount of money, the aggregate amount of which is equal to or greater than the principal portion of the Remarketing Drawing

     In connection with any Interest Drawing, the Letter of Credit Commitment will be automatically decreased by the amount of such Interest Drawing and will be automatically reinstated by the amount of such Interest Drawing on the date of such Interest Drawing. Upon presentation by you of any Principal Drawing, the amount of this Letter of Credit and the amounts available to be drawn by you by any subsequent Principal Drawing shall be automatically decreased by an amount equal to the amount of such Principal Drawing.

     If the Borrower shall be entitled to a credit against the principal amount of the Bonds prior to maturity (the "Credit") pursuant to an optional redemption of a portion of the Bonds, or to the purchase of Bonds in the open market and cancellation thereof in accordance with the provisions of the Indenture, and such amounts have been paid by or on behalf of the Borrower other than by us, the Borrower shall have the right at any time thereafter to reduce permanently, without penalty or premium, the Letter of Credit Commitment in the manner set forth below. The Letter of Credit Commitment will be reduced by an amount equal to the sum of the following corresponding reductions in the Principal Commitment and the Interest Commitment: (i) the Principal Commitment will be reduced by an amount equal to the amount of such Credit and (ii) the Interest Commitment will be reduced by an amount equal to ninety eight (98) days' interest at the Maximum Rate (using a 365-day divisor) on the amount of such Credit. The reduction in the Letter of Credit Commitment pursuant to such Credit will occur not less than three (3) Business Days after written notice to us, accompanied by your written certificate in the form of Schedule 4 attached hereto, stating that the Borrower is entitled to such reduction and designating the amount of such Credit and the date of the Business Day upon which such reduction shall become effective. Upon receipt of such notice and certificate we will reduce this Letter of Credit to reflect such maximum amount then available.

     Only you, as Trustee, may make a drawing under this Letter of Credit. Upon the payment to you or your account of the amount specified in a sight draft drawn hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such sight draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such sight draft to you or to any other person who may have made to you or who makes to you a demand for payment of principal of or interest on any of the Bonds.

     This Letter of Credit shall be governed by the International Chamber of Commerce Uniform Customs and Practice for Documentary Credits, Publication No. 500 (1993 Revision), (and including any amendments, modifications, or revisions thereof) and the laws of the State of Ohio. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to KeyBank National Association, International Division, 700 Fifth Avenue, 53rd

Floor, Mailcode WA-31-10-5360, Seattle, WA 98104, Phone: (206) 689-5989, FAX
No.: (206) 684-6238, Attention: International Department, specifically referring thereon to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906.

     This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded you as Trustee under the Indenture, and such transferred Letter of Credit may be successively transferred to any Successor Trustee or Co-Trustee thereunder, but may not be assigned, transferred or conveyed under any other circumstance. Transfer of the amount available under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a transfer fee of $500.00 and the transfer form in the form attached hereto as Schedule 5 and, unless this Letter of Credit is so presented to us, we shall have no obligation hereunder to any transferee. Upon such transfer, we will either reissue this Letter of Credit in the maximum amount then available hereunder or otherwise amend this Letter of Credit to reflect such maximum amount then available.

     Upon the earliest of (i) the honoring by us of the final drawing available to be made hereunder; (ii) our receipt of this outstanding Letter of Credit and a written certificate signed by your officer and an authorized representative of the Borrower, in the form of Schedule6 hereto appropriately completed, stating that: (a) no Bonds are Outstanding within the meaning of the Indenture; and (b) such officer and representative are duly authorized to sign such certificate on behalf of you and the Borrower; (iii) our receipt of this Original Letter of Credit and a written certificate signed by your officer and an authorized representative of the Borrower, in the form of Schedule7 hereto appropriately completed, stating that: (a) an Alternate Credit Facility has been accepted by you and is in effect; and (b) such officer and representative are duly authorized to sign such certificate on behalf of you and the Borrower; or (iv) the Expiration Date, this Letter of Credit shall automatically terminate and be delivered to us for cancellation.

     This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds or the Reimbursement Agreement), except only the certificate(s) and the sight draft(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s) and such sight draft(s).



----------------------------------          ------------------------------------
Authorized Signature                        Authorized Signature

                                   SCHEDULE 1

                    CERTIFICATE FOR THE PAYMENT OF PRINCIPAL
               OF FAYETTE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
                 MULTI-MODE VARIABLE RATE INDUSTRIAL DEVELOPMENT
                           REVENUE BONDS, SERIES 1998
                     (DYNAMIC MATERIALS CORPORATION PROJECT)
                                  (THE "BONDS")

KeyBank National Association
International Division, 700 Fifth Avenue, 53rd Floor
Mailcode WA-31-10-5360
Seattle, WA 98104


         Re: KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906

Gentlemen:

     The undersigned, a duly authorized signer of Star Bank, N.A., as Trustee (the "Trustee"), hereby certifies to KeyBank National Association (the "Bank"), with reference to Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906 (the "Letter of Credit" and other capitalized terms used herein and not defined shall have their respective meanings as set forth in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

     1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     2. The Trustee is making a drawing under the Letter of Credit with respect to the payment of principal of the Bonds.

     3. The amount of principal of the Bonds which will be due and payable on
                   , is $               .
-------------------      ---------------

     4. The amount of the sight draft accompanying this Certificate
($                   ), together with the aggregate of all prior payments made
  -------------------
pursuant to Principal Drawings under this Letter of Credit for the payment of
the Bonds, does not exceed $              .
                            --------------

     5. The amount of the sight draft accompanying this Certificate was computed in accordance with the terms and conditions of the Letter of Credit, the Bonds and the Indenture.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate
as of the       day of                     ,     .
          -----        --------------------  ----


                                        STAR BANK, N.A., TRUSTEE

                                        By:
                                           -----------------------------------
                                                    (Name and Title)

                                   SCHEDULE 2

                     CERTIFICATE FOR THE PAYMENT OF INTEREST
               OF FAYETTE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
                 MULTI-MODE VARIABLE RATE INDUSTRIAL DEVELOPMENT
                           REVENUE BONDS, SERIES 1998
                     (DYNAMIC MATERIALS CORPORATION PROJECT)
                                  (THE "BONDS")

KeyBank National Association
International Division, 700 Fifth Avenue, 53rd Floor
Mailcode WA-31-10-5360
Seattle, WA 98104

         Re: KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906

Gentlemen:

The undersigned, a duly authorized signer of Star Bank, N.A., Trustee (the "Trustee"), hereby certifies to KeyBank National Association (the "Bank"), with reference to Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906 (the "Letter of Credit" and other capitalized terms used herein and not defined shall have their respective meanings as set forth in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

     1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     2. The Trustee is making a drawing under the Letter of Credit with respect to a payment of interest accrued on the Bonds on or prior to their stated maturity date.

     3. The amount of interest on the Bonds which will be due and payable on
                , is $                   .
----------------      -------------------

     4. The amount of the sight draft accompanying this Certificate
($          ) does not exceed the amount available on the date hereof to be
  ----------
drawn under the Letter of Credit in respect of the payment of interest accrued on the Bonds on or prior to their stated maturity date.

     5. The amount of the sight draft accompanying this Certificate was computed in accordance with the terms and conditions of the Letter of Credit, the Bonds and the Indenture.

     6. The amount of the Interest Commitment available after the draw, if
reinstated pursuant to the Letter of Credit, is $          .
                                                 ----------

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate
as of the      day of                      ,     .
          ----        ---------------------  ----

                                  STAR BANK, N.A., TRUSTEE

                                  By:
                                     -----------------------------------
                                               (Name and Title)

                                   SCHEDULE 3

          CERTIFICATE FOR THE PAYMENT OF PURCHASE PRICE IN REMARKETING
               OF FAYETTE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
                 MULTI-MODE VARIABLE RATE INDUSTRIAL DEVELOPMENT
                           REVENUE BONDS, SERIES 1998
                     (DYNAMIC MATERIALS CORPORATION PROJECT)
                                  (THE "BONDS")

KeyBank National Association
International Division, 700 Fifth Avenue, 53rd Floor
Mailcode WA-31-10-5360
Seattle, WA 98104

         Re: KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. WSL 890906

Gentlemen:

     The undersigned, a duly authorized signer of Star Bank, N.A., as Trustee (the "Trustee"), hereby certifies to KeyBank National Association (the "Bank"), with reference to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906 (the "Letter of Credit" and other capitalized terms used herein and not defined shall have their respective meanings as set forth in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

     1. The Trustee is the Trustee under the Indenture for the holders of the Bonds. The total amount of Bonds outstanding (as defined in the Indenture) is
$               .
 ---------------

     2. The Trustee is making a drawing under the Letter of Credit at the written request of the Remarketing Agent (as defined in the Indenture), to pay, pursuant to the terms of the Indenture, the purchase price equal to the principal amount of those Bonds which the Remarketing Agent has been unable to remarket, together with interest accrued thereon but unpaid.

     3. The Trustee: (a) is delivering or causing to be delivered to the Bank, or its designated agent, a principal amount of the Bonds, registered in the name of the Borrower as pledgor and the Bank as pledgee, equal to the amount of the draft accompanying this Certificate; (b) acknowledges the pledge by the Borrower to the Bank of the Bonds delivered pursuant to subparagraph (a); and (c) agrees that all payments of principal, premium, if any, and interest made on such Bonds shall be made to the Bank, so long as the Bank is the pledgee of such Bonds.

     4. The principal amount of the Bonds delivered to the Remarketing Agent
which the Remarketing Agent has been unable to remarket is $            . The
                                                            ------------
amount of interest upon such Bonds which has accrued but is unpaid is
$            . The amount of the draft
 ------------
accompanying this Certificate does not exceed such amount due as the purchase price of the Bonds and interest accrued thereon.

     Upon receipt by the Trustee of the amount demanded hereby, (a) the Trustee will deliver it to Bond holders only for the purpose of payment of the purchase price of the Bonds referenced in the second paragraph hereof, (b) no portion of it shall be applied by the Trustee for any other purpose, and (c) no portion of it shall be commingled with other funds held by the Trustee. This drawing is made in accordance with the provisions of the Indenture and the Letter of Credit.

     The amount of the draw accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate
as of the       day of                    ,      .
          -----        -------------------  -----

                                     STAR BANK, N.A., TRUSTEE


                                     By:
                                        ------------------------------------
                                                 (Name and Title)

                                   SCHEDULE 4

                           CERTIFICATE AS TO REDUCTION
                         OF LETTER OF CREDIT COMMITMENT


KeyBank National Association
International Division, 700 Fifth Avenue, 53rd Floor
Mailcode WA-31-10-5360
Seattle, WA 98104

         RE: KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906


Gentlemen:

     The undersigned, a duly authorized signer of Star Bank, N.A., as Trustee (the "Trustee"), and a duly authorized representative of Dynamic Materials Corporation. (the "Borrower"), hereby certify to KeyBank National Association, with reference to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906 (the "Letter of Credit" and other capitalized terms used herein and not defined shall have their respective meanings as set forth in the Letter of Credit) issued by KeyBank National Association in favor of the Trustee, that:

     A. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     B. The Borrower is entitled to a reduction in the Letter of Credit Commitment. The Letter of Credit Commitment shall be reduced, effective as of
                      ,to $                 .
----------------------     -----------------

     C. The undersigned officer and representative are duly authorized to sign this certificate on behalf of the Trustee and on behalf of the Borrower, respectively.

     IN WITNESS WHEREOF, the Trustee and the Borrower have executed and
delivered this Certificate as of the      day of                   ,     .
                                     ----        ------------------  ----

         TRUSTEE:                       STAR BANK, N.A., as Trustee


                                        By:
                                           -----------------------------------

                                        Title:
                                              --------------------------------

         BORROWER:                      DYNAMIC MATERIALS CORPORATION


                                        By:
                                           -----------------------------------

                                        Title:
                                              --------------------------------

                                   SCHEDULE 5

                             CERTIFICATE OF TRANSFER

KeyBank National Association
International Division
700 Fifth Avenue, 53rd Floor
Mailcode WA-31-10-5360
Seattle, WA 98104

                                                  Date:                   ,
                                                        ------------------  ----

         RE: KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906

Gentlemen:

     For value received, the undersigned beneficiary hereby irrevocably transfers to the following (the "Transferee"):

                       (Name of Transferee)

                       (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

     By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the Transferee, and the Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments of the Letter of Credit, whether increases in the amount to be drawn thereunder, extensions of the Expiration Date thereof, or other amendments, and whether such amendments now exist or are made after the date hereof. All amendments of the Letter of Credit are to be advised direct to the Transferee without necessity of any consent of or notice to the undersigned beneficiary. The undersigned hereby certifies that the Transferee has become successor Trustee under the Trust Indenture dated as of September1, 1998, between the undersigned and the Fayette County Industrial Development Authority (the "Issuer"), relating to the Issuer's $6,850,000 Multi-Mode Variable Rate Industrial Development Revenue Bonds, Series 1998 (Dynamic Materials Corporation Project) and has accepted such appointment in writing.

     We enclose our check in the amount of $500.00 representing your transfer fee.

     The original of such Letter of Credit is returned herewith, and in accordance therewith we ask you to endorse the within transfer on the reverse thereof and forward it directly to the Transferee with your customary notice of transfer, or issue a replacement Letter of Credit to the Transferee as provided therein.

                                             Very truly yours,

SIGNATURE AUTHENTICATED                      STAR BANK, N.A., Trustee


                                             By:
-------------------------------------           --------------------------------
                                                       (Authorized Officer)
(Bank)


-------------------------------------
       (Authorized Signature)

                                   SCHEDULE 6

                    CERTIFICATE THAT NO BONDS ARE OUTSTANDING



KeyBank National Association
International Division
700 Fifth Avenue, 53rd Floor
Mailcode WA-31-10-5360
Seattle, WA 98104

         RE: KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906

Gentlemen:

     The undersigned, a duly authorized signer of Star Bank, N.A., as Trustee
(the "Trustee"), and                       , a duly authorized representative of
                     ----------------------
Dynamic Materials Corporation (the "Borrower"), hereby certify to KeyBank National Association, with reference to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906 (the "Letter of Credit" and other capitalized terms used herein and not defined shall have their respective meanings as set forth in the Letter of Credit) issued by KeyBank National Association in favor of the Trustee, that:

     1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     2. No Bonds are Outstanding within the meaning of the Indenture.

     3. The undersigned officers and representatives are duly authorized to sign this certificate on behalf of the Trustee and on behalf of the Borrower, respectively.

     IN WITNESS WHEREOF, the Trustee and the Borrower have executed and
delivered this Certificate as of the         day of                  ,     .
                                     -------        -----------------  ----


                              STAR BANK, N.A., TRUSTEE


                              By:
                                 -----------------------------------
                                           (Name and Title)

                              DYNAMIC MATERIALS CORPORATION


                              By:
                                 -----------------------------------

                              Title:
                                    --------------------------------

                                   SCHEDULE 7

                     CERTIFICATE OF ACCEPTANCE OF ALTERNATE
                                LETTER OF CREDIT



KeyBank National Association
International Division
700 Fifth Avenue, 53rd Floor
Mailcode WA-31-10-5360
Seattle, WA 98104

         RE: KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906

Gentlemen:

     The undersigned, a duly authorized signer of Star Bank, N.A., as Trustee
(the "Trustee"), and                     , a duly authorized representative of
                     --------------------
Dynamic Materials Corporation (the "Borrower"), hereby certify to KeyBank National Association, with reference to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. WSL890906 (the "Letter of Credit" and other capitalized terms used herein and not defined shall have their respective meanings as set forth in the Letter of Credit) issued by KeyBank National Association in favor of the Trustee, that:

     1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     2. An Alternate Letter of Credit in substitution for the Letter of Credit has been accepted by the Trustee.

     3. The undersigned officer and representative are duly authorized to sign this certificate on behalf of the Trustee and on behalf of the Borrower, respectively.

IN WITNESS WHEREOF, the Trustee and the Borrower have executed and delivered
this certificate as of the       day of                    ,     .
                           -----        -------------------  ----


                                     STAR BANK, N.A., TRUSTEE


                                     By:
                                        -----------------------------------
                                                  (Name and Title)

                                     DYNAMIC MATERIALS CORPORATION


                                     By:
                                        -----------------------------------

                                     Title:
                                           --------------------------------

                    EXHIBIT "B" -- PAYMENT SCHEDULE OF BONDS

          (Reimbursement Agreement dated as of September1, 1998, by and between Dynamic Materials Corporation and
                          KeyBank National Association)

===================================   ================  ===============================   ================
         PAYMENT DUE DATE                                       PAYMENT DUE DATE
     INTEREST PAYMENT DATE IN         PRINCIPAL AMOUNT     INTEREST PAYMENT DATE IN       PRINCIPAL AMOUNT
===================================   ================  ===============================   ================
-----------------------------------   ----------------  -------------------------------   ----------------
          December, 1998              $              0            June, 2006              $         45,000
-----------------------------------   ----------------  -------------------------------   ----------------
           March, 1999                               0          September, 2006                     45,000
-----------------------------------   ----------------  -------------------------------   ----------------
            June, 1999                               0          December, 2006                      50,000
-----------------------------------   ----------------  -------------------------------   ----------------
         September, 1999                             0            March, 2007                       50,000
-----------------------------------   ----------------  -------------------------------   ----------------
          December, 1999                       165,000            June, 2007                        50,000
-----------------------------------   ----------------  -------------------------------   ----------------
           March, 2000                         165,000          September, 2007                     50,000
-----------------------------------   ----------------  -------------------------------   ----------------
            June, 2000                         170,000          December, 2007                      50,000
-----------------------------------   ----------------  -------------------------------   ----------------
         September, 2000                       170,000            March, 2008                       55,000
-----------------------------------   ----------------  -------------------------------   ----------------
          December, 2000                       175,000            June, 2008                        55,000
-----------------------------------   ----------------  -------------------------------   ----------------
           March, 2001                         175,000          September, 2008                     55,000
-----------------------------------   ----------------  -------------------------------   ----------------
            June, 2001                         180,000          December, 2008                      55,000
-----------------------------------   ----------------  -------------------------------   ----------------
         September, 2001                       185,000            March, 2009                       55,000
-----------------------------------   ----------------  -------------------------------   ----------------
          December, 2001                       185,000            June, 2009                        60,000
-----------------------------------   ----------------  -------------------------------   ----------------
           March, 2002                         195,000          September, 2009                     60,000
-----------------------------------   ----------------  -------------------------------   ----------------
            June, 2002                         195,000          December, 2009                      60,000
-----------------------------------   ----------------  -------------------------------   ----------------
         September, 2002                       200,000            March, 2010                       60,000
-----------------------------------   ----------------  -------------------------------   ----------------
          December, 2002                       205,000            June, 2010                        65,000
-----------------------------------   ----------------  -------------------------------   ----------------
           March, 2003                         205,000          September, 2010                     65,000
-----------------------------------   ----------------  -------------------------------   ----------------
            June, 2003                         210,000          December, 2010                      65,000
-----------------------------------   ----------------  -------------------------------   ----------------
         September, 2003                       215,000            March, 2011                       65,000
-----------------------------------   ----------------  -------------------------------   ----------------
          December, 2003                       225,000            June, 2011                        70,000
-----------------------------------   ----------------  -------------------------------   ----------------
           March, 2004                         225,000          September, 2011                     70,000
-----------------------------------   ----------------  -------------------------------   ----------------
            June, 2004                         230,000          December, 2011                      70,000
-----------------------------------   ----------------  -------------------------------   ----------------
         September, 2004                       235,000            March, 2012                       75,000
-----------------------------------   ----------------  -------------------------------   ----------------
          December, 2004                       240,000            June, 2012                        75,000
-----------------------------------   ----------------  -------------------------------   ----------------
           March, 2005                         240,000          September, 2012                     75,000
-----------------------------------   ----------------  -------------------------------   ----------------
            June, 2005                         250,000          December, 2012                      75,000
-----------------------------------   ----------------  -------------------------------   ----------------
         September, 2005                       255,000            March, 2013                       80,000
-----------------------------------   ----------------  -------------------------------   ----------------
          December, 2005                        45,000            June, 2013                        60,000
-----------------------------------   ----------------  -------------------------------   ----------------
           March, 2006                          45,000          September, 2013                    100,000
-----------------------------------   ----------------  -------------------------------   ----------------